EXHIBIT 10.1

CORRECTED ASSIGNMENT OF OVERRIDING ROYALTY INTEREST:

ARTHUR B. LEY TO MINING OIL, INC.,

JEFFERSON DAVIS PARISH: LEJEUNE

STATE OF LOUISIANA	§
§
JEFFERSON DAVIS PARISH	§

THIS CORRECTED ASSIGNMENT OF OVERRIDING ROYALTY INTEREST (“Assignment”) is made this 14TH day of February, 2008 (but effective as of December 1, 2007), by and between ARTHUR B. LEY, whose address is 2323 Long Reach Dr., number 11103, Sugarland, Texas 77478, hereinafter referred to as “Assignor”, and MINING OIL, INC. a Texas corporation hereinafter referred to as “Assignee”, whose address is 1001 Fannin, Suite 270, Houston, Texas 77002.

W I T N E S S E T H:

For and in consideration of Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor does hereby GRANT, BARGAIN, SELL, ASSIGN, TRANSFER, CONVEY, AND DELIVER unto Assignee, its successors and assigns, all his right, title and interest in and to all overriding royalty interests with respect to oil, gas, and other minerals referenced in the following two Assignments of Overriding Royalty Interest covering lands located in Jefferson Davis Parish, Louisiana (the “Lands”):

1.

ASSIGNMENT OF OVERRIDING ROYALTY INTEREST (a copy of which is attached as Exhibit A hereto) filed of record in Jefferson Davis Parish, Louisiana, at volume 616328, page 452 of the real property records therein, and executed on or about December 7, 2005, by Jordan Oil Company, Inc. as Assignor, assigning to Arthur B. Ley an overriding royalty interest of 2.00% of 8/8th of the minerals recovered under the Oil and Gas Lease dated January 13, 2005 by and between Marzia Anne LeJeune Guillory and others as Lessors, and Jordan Oil Company, Inc. as Lessee; and

2.

ASSIGNMENT OF OVERRIDING ROYALTY INTEREST (a copy of which is attached as Exhibit B hereto) filed of record in Jefferson Davis Parish, Louisiana, at volume 623995, page 738 of the real property records therein, and executed on or about November 13, 2006, by Jordan Oil Company, Inc. as Assignor, assigning to Arthur B. Ley an overriding royalty interest of 0.333333% of 8/8th of the minerals recovered under the Oil and Gas Lease dated January 13, 2005 by and between Marzia Anne LeJeune Guillory and others as Lessors, and Jordan Oil Company, Inc. as Lessee.

Assignment of Overriding Royalty

Assignor warrants that the Override is conveyed free and clear of all liens and encumbrances. Further, Assignor covenants that he has full right, power, and authority to assign the Override to Assignee. Assignor assigns the Override to Assignee with a limited warranty of title for claims arising by, through and under Assignor, but not otherwise. By this assignment Assignor includes and assigns all the rights and privileges owned by Assignor under Exhibits A and B hereto.

The terms and provisions of this Assignment shall inure to the benefit of Assignor and Assignee and to their heirs, legal representatives, successors, and/or assigns.

This Assignment is executed as of the date first set forth above, but shall be effective for all purposes as of December 1, 2007.

ARTHUR B. LEY, “Assignor”

/s/ Arthur B. Ley
Arthur B. Ley

STATE OF TEXAS	§
COUNTY OF HARRIS	§

The foregoing instrument was acknowledged before me this 14th day of February, 2008, by Arthur B. Ley, an individual resident of Harris County, Texas.

Witness my hand and official seal:

/s/ Ada Ivana Ferrer
Notary Public in and for the
State of Texas

Assignment of Overriding Royalty